LOAN AGREEMENT

This Loan Agreement (“Agreement”) is entered into on this day, May 5, 2025, by and between:

Party One (Lender): Tallis Mateus Da Silva, the lender (hereinafter referred to as “Lender”), and Party Two (Company): Elventix Technology Corporation.

Whereas, Party One, herein referred to as "Lender," has agreed to provide financial assistance, hereinafter referred to as the "Loan," to Party Two, hereinafter referred to as "Company," and Party Two has accepted this financial assistance on the terms and conditions outlined in this Agreement.

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Loan Amount:

1.1. The Lender undertakes to provide the Company with a principal sum of $200,000.00 USD (Two Hundred Thousand dollars), hereinafter referred to as the “Loan,” in accordance with the terms and conditions outlined herein.

2. Terms and Conditions:

2.1. Repayment to the Lender shall be made from the revenues generated by the Company, commencing upon the Company reaching a substantial level of income.
2.2. The advanced loan funds shall be non-interest-bearing, fully secured, and subject to immediate repayment upon the Lender’s request.

2.3. Any further financial assistance provided by the Lender to the Company following the execution of this Agreement shall be subject to the same terms and conditions, unless expressly agreed otherwise in writing by the Parties.
2.4. Portions of the loan provided by the Lender may be converted into shares of the Company’s Common Stock, subject to terms mutually agreed upon in writing by the Parties.

2.5. This Agreement shall remain in force for a period of five (5) years, commencing on the Effective Date of May 5, 2025, and terminating on May 4, 2030.

3. Representations and Warranties:

The Company hereby makes the following representations and warranties to the Lender:
3.1. The Company has the full legal right, authority, and capacity to enter into, deliver, and perform its obligations under this Agreement.

3.2. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate actions of the Company. The execution, delivery, and performance of this Agreement do not and will not contravene or conflict with any applicable law, regulation, order, or any contractual or organizational obligation to which the Company is subject.

3.3. This Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

4. Covenants:

Unless otherwise expressly approved in writing by the Lender, the Company agrees to the following covenants:

4.1. The Company shall preserve and maintain its legal existence and remain in good standing under the laws of its jurisdiction of incorporation.
4.2. The Company shall obtain, maintain, and timely renew all licenses, permits, approvals, and other authorizations necessary to perform its obligations under this Agreement. The Company shall at all times comply with all applicable laws, rules, and regulations.

4.3. The Company shall not implement or allow any material change in the nature or scope of its business operations without the prior written approval of the Lender.
4.4. The Company shall not incur, assume, guarantee, or otherwise become liable for any additional debt or financial obligations, whether directly or indirectly, without the Lender’s prior written consent.

5. Events of Default; Rights and Remedies on Default: The occurrence of any of the following events shall constitute an "Event of Default":

5.1. Failure to Pay: The Company fails to pay any obligation on its due date, and such failure continues for a period of five (5) business days following Company's knowledge thereof or receipt of written notice from the Lender.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date set forth at the beginning.

/s/ Tallis Mateus Da Silva Tallis Mateus Da Silva Individual	/s/ Tallis Mateus Da Silva Tallis Mateus Da Silva President, Treasurer, Secretary and Director Elventix Technology Corporation